UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

UNITED AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2024 Annual Meeting of Stockholders of United Airlines Holdings, Inc. (the “Company”) held on May 22, 2024 (the “Annual Meeting”), the Company’s stockholders approved the Second Amendment (the “Plan Amendment”) to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (the “2021 Plan”). The Plan Amendment increases by 2,700,000 the maximum number of shares of common stock authorized to be issued under the 2021 Plan. Further information regarding the Plan Amendment was provided in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2024 (as amended on April 23, 2024, the “Proxy Statement”).

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on May 22, 2024.

(b) The matters submitted to a vote at the Annual Meeting and the voting results of such matters are as follows:

Item 1 - Election of Directors. Holders of the Company’s common stock elected each of the 11 directors nominated by the Company’s Board of Directors to serve as directors of the Company, each for a term expiring at the annual meeting of stockholders in 2025 and until his or her successor has been elected and qualified or his or her earlier death, resignation or removal, based upon the votes set forth in the table below:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Rosalind Brewer	208,983,496	1,917,678	689,916	56,357,231
Michelle Freyre	209,100,978	1,813,935	676,177	56,357,231
Matthew Friend	207,787,120	3,260,536	543,434	56,357,231
Barney Harford	208,361,181	2,684,457	545,452	56,357,231
Michele J. Hooper	207,587,716	3,459,336	544,038	56,357,231
Walter Isaacson	206,024,471	5,006,263	560,356	56,357,231
J. Scott Kirby	207,976,321	3,114,030	500,739	56,357,231
Edward M. Philip	206,973,249	4,072,038	545,803	56,357,231
Edward L. Shapiro	207,650,872	3,385,524	554,694	56,357,231
Laysha Ward	207,736,846	3,314,777	539,467	56,357,231
James M. Whitehurst	200,844,011	10,218,869	528,210	56,357,231

The United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (the “ALPA”), the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock, which provides the ALPA with the right to elect one member to the Company’s Board of Directors at each annual meeting of stockholders of the Company, elected Captain Anne Worster at the Annual Meeting to serve as a director of the Company for a term expiring at the annual meeting of stockholders in 2025 and until her successor has been elected and qualified or her earlier death, resignation or removal.

The International Association of Machinists and Aerospace Workers (the “IAM”), the sole holder of the Company’s Class IAM Junior Preferred Stock, which provides the IAM with the right to elect one member to the Company’s Board of Directors at each annual meeting of stockholders of the Company, elected Richard Johnsen at the Annual Meeting to serve as a director of the Company for a term expiring at the annual meeting of stockholders in 2025 and until his successor has been elected and qualified or his earlier death, resignation or removal.

Item 2 - Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024 based upon the votes set forth in the table below:

For	Against	Abstain
263,053,397	3,785,148	1,109,778

Item 3 - Advisory Vote to Approve Executive Compensation. The Company’s stockholders approved a nonbinding, advisory resolution approving the compensation of the Company’s named executive officers, as set forth in the Proxy Statement, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
202,936,183	8,050,194	604,715	56,357,231

Item 4 - Approval of the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan. The Company’s stockholders approved the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
202,700,294	8,294,331	596,467	56,357,231

Item 5 - Approval of the Company’s Tax Benefits Preservation Plan. The Company’s stockholders approved the Company’s Tax Benefits Preservation Plan, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
196,800,315	14,135,465	655,312	56,357,231

The above items are described in more detail in the Company’s Proxy Statement.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President, Chief Legal Officer and General Counsel

Date: May 29, 2024